As filed with the Securities and Exchange Commission on June 14, 2017

1940 Act File No. 811-23239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[ X ]
Amendment No. 2	[ X ]
(Check appropriate box or boxes.)

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)
220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including Area Code: (817) 391-6100

Gene L. Needles, Jr., President 220 East Las Colinas Boulevard Suite 1200 Irving, Texas 75039 (Name and Address of Agent for Service)	With copies to: Kathy K. Ingber, Esq. K&L Gates LLP 1601 K Street, NW Washington, D.C. 20006-1600

EXPLANATORY NOTE

This Amendment No.2 (the “Amendment”) to the Registration Statement of American Beacon Institutional Funds Trust (the “Registrant”) on Form N-1A (File No. 811-23239) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 17, 2017 under the 1940 Act (Accession No. 0001133228-17-001416) (“Registration Statement”), as pertaining to Part A of the Registration Statement.  The Part A and the Part B of the Registration Statement and the supplement to the Part A of the Registration Statement, as filed in Amendment No. 1 to the Registrant’s Registration Statement, filed with the Commission on April 12, 2017 (Accession No. 0001133228-17-002370), are incorporated herein by reference.

The securities described in the Registration Statement are offered in a private placement that does not involve a “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (“1933 Act”), and Regulation D (including Rule 506(b)) thereunder, and have not been registered with or approved or disapproved by the Commission under the 1933 Act or any other regulatory authority of any jurisdiction, nor has the Commission passed upon the accuracy or adequacy of any part of the Registration Statement. Any representation to the contrary is a criminal offense.
The securities described in the Registration Statement are being offered for investment only to qualified plans, investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act, and that are also “qualified purchasers” as defined in Section 2(a)(51) of the 1940 Act.

Amendment to the Part A of the Private Placement Memorandum

June 14, 2017

Dear Investor,

The purpose of this amendment is to update the Part A of the Private Placement Memorandum of American Beacon Diversified Fund, a series of American Beacon Institutional Funds Trust, dated March 22, 2017, as follows:

1)	On page 1, the “Principal Investment Strategies” section is deleted and replaced with the following:
Principal Investment Strategies
The Fund seeks to achieve long-term capital appreciation and current income by pursuing three different investment strategies: a U.S. equity investment strategy, a fixed income investment strategy and a non-U.S. equity investment strategy. The Fund expects to allocate approximately 24% to 64% of its net assets to the U.S. equity strategy, 6% to 46% to the fixed income strategy and 10% to 50% to the non-U.S. equity strategy.
The Manager will allocate the Fund’s assets among multiple sub-advisors, each of which may pursue one or more of the Fund’s investment strategies. Within each investment strategy, allocations will be roughly equal between the sub-advisors and the Manager will use cash flows to equalize the allocations, subject to market conditions and each advisor’s underlying investments. The Manager believes that the allocation of the Fund’s assets among multiple sub-advisors and strategies may help the Fund outperform mutual funds with other investment styles over the longer term while reducing volatility and downside risk. There can be no assurance, however, that this strategy will actually outperform other strategies or reduce risk.
U.S. Equity Investment Strategy – The portion of the Fund’s assets allocated to the U.S. equity strategy (the “U.S. Equity Portfolio”) will be invested principally in equity securities of U.S. companies, which will include common stocks, preferred stocks, securities convertible into common stocks, real estate investment trusts (“REITs”), and to a lesser extent American Depositary Receipts and U.S. dollar-denominated foreign stocks traded on U.S. exchanges (collectively referred to as “stocks”). The U.S. Equity Portfolio may invest in companies of all market capitalizations.
The sub-advisors select stocks that, in their opinion, have most or all of the following characteristics (relative to the S&P 500® Index):
■ above-average earnings growth potential,
■ below-average price to earnings ratio,
■ below-average price to book value ratio, and
■ above-average dividend yields.
Each of the sub-advisors determines the earnings growth prospects of companies based upon a combination of internal and external research using fundamental analysis and considering changing economic trends. The sub-advisors typically seek to invest in companies that they believe are undervalued at the time of purchase. The decision to sell a stock is typically based on the belief that the company is no longer considered undervalued or shows deteriorating fundamentals, or that better investment opportunities exist in other stocks.
The Fund may lend securities from the U.S. equity investment strategy to broker-dealers and other institutions to earn additional income.
Fixed Income Investment Strategy – The portion of the Fund’s assets allocated to the fixed income strategy (the “Fixed Income Portfolio”) will be invested principally in U.S. dollar-denominated investment grade fixed income securities, which will include: obligations of the U.S. Government, its agencies and instrumentalities, including U.S. Government-sponsored enterprises (some of which are not backed by the full faith and credit of the U.S. Government); U.S. corporate debt securities and U.S. dollar-denominated foreign corporate debt securities, such as notes and bonds, mortgage-backed securities; and asset-backed securities.
The Fixed Income Portfolio generally will invest only in debt securities that are deemed by a sub-advisor to be investment grade at the time of the purchase. If an investment held by the Fixed Income Portfolio is downgraded below investment grade, a sub-advisor may sell the investment if the sub-advisor believes that it would be advantageous to do so. The Fixed Income Portfolio will have no limitations regarding the duration of the debt securities in which it can invest.
In determining which debt securities to buy and sell, the sub-advisors generally use a “top-down” or “bottom-up” investment strategy, or a combination of both strategies. The top-down fixed-income investment strategy is implemented as follows:
■ Develop an overall investment strategy, including a portfolio duration target, by examining the current trends in the U.S. economy.
■ Set desired portfolio duration structure by comparing the differences between corporate and U.S. Government securities of similar duration to judge their potential for optimal return in accordance with the target duration benchmark.
■ Determine the weightings of each security type by analyzing the difference in yield spreads between corporate and U.S. Government securities.
■ Select specific debt securities within each security type.
■ Review and monitor portfolio composition for changes in credit, risk-return profile and comparisons with benchmarks.
The bottom-up fixed-income investment strategy is implemented as follows:
■ Search for eligible securities with a yield to maturity advantage versus a U.S. Government security with a similar duration.
■ Evaluate credit quality of the securities.
■ Perform an analysis of the expected price volatility of the securities to changes in interest rates by examining actual price volatility between U.S. Government and non-U.S. Government securities.

Non-U.S. Equity Investment Strategy – The portion of the Fund’s assets allocated to the non-U.S. equity strategy (the “Non-U.S. Equity Portfolio”) will invest principally in equity securities of non-U.S. companies The sub-advisors may invest up to 40% of net assets of the Non-U.S. Equity Portfolio in the securities of emerging market countries. The Non-U.S. Equity Portfolio will principally invest in securities included in the Morgan Stanley Capital International® All Country World ex-U.S. Index (“MSCI ACWI ex-U.S. Index”). The MSCI ACWI ex-U.S. Index is comprised of equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the MSCI ACWI ex-U.S. Index are selected from among the large- and mid-capitalization companies in these markets.
The Non-U.S. Equity Portfolio may invest in companies of all market capitalizations. The sub-advisors that manage a portion of the Non-U.S. Equity Portfolio select stocks that, in their opinion, have most or all of the following characteristics (relative to that stock’s country, sector or industry):
■ above-average return on equity or earnings growth potential,
■ below-average price to earnings or price to cash flow ratio,
■ below-average price to book value ratio, and
■ above-average dividend yields.
The sub-advisors may consider potential changes in currency exchange rates when choosing stocks. Each of the sub-advisors determines the earnings growth prospects of companies based upon a combination of internal and external research using fundamental analysis and considering changing economic trends. The decision to sell a stock is typically based on the belief that the company is no longer considered undervalued or shows deteriorating fundamentals, or that better investment opportunities exist in other stocks.
A sub-advisor may use futures contracts and foreign currency forward contracts, including non-deliverable forwards (“NDFs”) contracts, as a hedge against foreign currency fluctuations. The Non-U.S. Equity Portfolio may invest cash balances in open-end management investment companies and may purchase and sell futures contracts to gain market exposure on cash balances or reduce market exposure in anticipation of liquidity needs. The Fund may lend securities held in the Non-U.S. Equity Portfolio to broker-dealers and other institutions to earn additional income.
2)	On page 3, “Inflation Index Linked Securities Risk” is deleted from the “Principal Risks” section.

3)	On page 12, “Inflation Index Linked Securities Risk” is deleted from the “Additional Information About Risks” section.

4)	On page 16, the sixth paragraph of the “Fund Management - The Manager” section is deleted and replaced with the following:

A discussion of the Board’s consideration and approval of the Management Agreement between the Fund and the Manager and the Investment Advisory Agreements among American Beacon Institutional Funds Trust (the “Trust”), on behalf of the Fund, the sub-advisors and the Manager will be available in the Fund’s semi-annual report for the period ended April 30.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR PRIVATE PLACEMENT MEMORANDUM FOR FUTURE REFERENCE.

PART C. OTHER INFORMATION

Item 28.	Exhibits
(a)	(1)	Certificate of Trust, dated January 11, 2017, is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, filed on March 17, 2017 (“Initial Registration Statement”)
	(2)	Declaration of Trust, dated January 11, 2017, is incorporated by reference to the Initial Registration Statement
(b)		Bylaws, dated February 24, 2017, is incorporated by reference to the Initial Registration Statement
(c)		Not applicable
(d)	(1)	Management Agreement between American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., dated February 28, 2017, is incorporated by reference to the Initial Registration Statement
	(2)(A)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Barrow, Hanley, Mewhinney & Strauss, LLC, dated March 21, 2017, is incorporated by reference to Amendment No. 1 to the Initial Registration Statement, filed on April 12, 2017 (“Amendment No. 1”)

	(2)(B)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Brandywine Global Investment Management, LLC, dated March 15, 2017, is incorporated by reference to Amendment No. 1

	(2)(C)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc., and Hotchkis and Wiley Capital Management LLC, dated March 21, 2017, is incorporated by reference to Amendment No. 1

	(2)(D)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Lazard Asset Management LLC, dated March 21, 2017, is incorporated by reference to Amendment No. 1

	(2)(E)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Templeton Investment Counsel, LLC, dated March 17, 2017, is incorporated by reference to Amendment No. 1

	(2)(F)
Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Aristotle Capital Management, LLC, dated  March 21, 2017, is incorporated by reference to Amendment No. 1

(e)		Not applicable
(f)		Not applicable
(g)	(1)	Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017, is incorporated by reference to Amendment No. 1
	(2)
Class Action Filing Services Amendment to Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017, is incorporated by reference to Amendment No. 1

(h)	(1)	Transfer Agency and Service Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 22, 2017, is incorporated by reference to Amendment No. 1
	(2)
Securities Lending Agency Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated February 16, 2017, is incorporated by reference to the Initial Registration Statement

(i)		Not applicable
(j)		Not applicable
(k)		Not applicable
(l)		Not applicable
(m)		Not applicable
(n)		Not applicable
(p)	(1)
Code of Ethics of American Beacon Advisors, Inc., American Beacon Funds, American Beacon Institutional Funds Trust, and American Beacon Select Funds, dated March 22, 2017, is incorporated by reference to the Initial Registration Statement

	(2)	Code of Ethics of Aristotle Capital Management, LLC, dated August 15, 2016, is incorporated by reference to the Initial Registration Statement
	(3)	Code of Ethics of Barrow, Hanley, Mewhinney & Strauss, LLC, dated May 12, 2016, is incorporated by reference to the Initial Registration Statement
	(4)	Code of Ethics of Brandywine Global Investment Management, LLC, dated January 2016, is incorporated by reference to the Initial Registration Statement
	(5)	Code of Ethics of Hotchkis and Wiley Capital Management, LLC, dated December 2, 2013, is incorporated by reference to the Initial Registration Statement
	(6)	Code of Ethics and Personal Investment Policy of Lazard Asset Management LLC, is incorporated by reference to the Initial Registration Statement
(7)
Code of Ethics and Policy Statement on Insider Trading of Franklin Templeton, parent company of Templeton Investments Counsel, LLC, dated May 2013, is incorporated by reference to the Initial Registration Statement

Other Exhibit Powers of Attorney for Trustees of American Beacon Funds, American Beacon Select Funds and American Beacon Institutional Funds Trust dated February 28, 2017 – (filed herewith)

Item 29.	Persons Controlled by or under Common Control with Registrant

American Beacon Advisors, Inc. will own all of the outstanding shares of the Registrant on the commencement date.  American Beacon Advisors, Inc. is a wholly-owned subsidiary of Resolute Investment Managers, Inc. (“RIM”). RIM is in turn a wholly-owned subsidiary of Resolute Acquisition, Inc., which is a wholly-owned subsidiary of Resolute Topco, Inc. a wholly-owned subsidiary of Resolute Investment Holdings, LLC (“RIH”). RIH is owned primarily by Kelso Investment Associates VIII, L.P., KEP VI, LLC and Estancia Capital Partners L.P., investment funds affiliated with Kelso & Company, L.P. (“Kelso”) or Estancia Capital Management, LLC (“Estancia”), which are private equity firms.

Item 30.	Indemnification

Article VII of the Declaration of Trust of the Trust provides that:

Section 7.2               Limitation of Liability. No person who is or has been a Trustee or officer of the Trust shall be liable to the Trust, or a Series or a Shareholder for any action or failure to act or for any other reason except solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of

Trustee or officer, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be entitled to rely upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or agent of the Trust, or by any other person, as to matters reasonably believed to be within such person’s professional or expert competence.  The appointment, designation or identification of a Trustee as an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that Trustee any standard of care or liability that is greater than that imposed on him as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.
All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.
Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series or the Trustees or officers by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon.  At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking or any Series made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Delaware Secretary of State and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate.  The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.
Section 7.5               Indemnification.

(a)	Subject to the exceptions and limitations contained in subsection (b) below;
(i)
every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)
Subject to the provisions of this Section 7.5, each Covered Person shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers, employees, or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

(iii)
as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)	To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person;
(i)
who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii)
in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office:  (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)
The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)
To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.
(e)
To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 7.5, shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or a Series, as applicable, if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission.  The advancement of any expenses pursuant to this Section 7.5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)
Any repeal or modification of this Article VII or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g)
Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 7.5 and any advancement of expenses that any Covered Person is entitled to be paid under Section 7.5(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article VII; provided that (a) any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable; and (b) the Trustees may determine that any such liability, expense or obligation should not be allocated to one or more Series (and Classes), and such Series or Classes shall not be liable therefor as provided under Section 3.6(a) and (b).

Section 7.6               Further Indemnification.  Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person.  Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 8.3 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII unless otherwise required under applicable law.

Numbered Paragraph 10 of the Management Agreement provides that:

10. Limitation of Liability of the Manager.  The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, Board member, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it. The U.S. federal and state securities laws impose liabilities on persons who act in good faith, and, therefore, nothing in this Agreement is intended to limit the obligations of the Manager under such laws.  This Paragraph 10 does not in any manner preempt any separate written indemnification commitments made by the Manager with respect to any matters encompassed by this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Aristotle Capital Management, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser.  The indemnification in this Section shall survive the termination of this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Barrow, Hanley, Mewhinney & Strauss, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 11 of the Investment Advisory Agreement with Brandywine Global Investment Management, LLC provides that:

11. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Hotchkis and Wiley Capital Management, LLC provides that:

9. Liability of Adviser. No provision of this Agreement shall be deemed to protect the

Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 8 of the Investment Advisory Agreement with Lazard Asset Management LLC provides that:

8. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 8 of the Investment Advisory Agreement with Templeton Investment Counsel, LLC provides that:

8. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Supplemental Limited Indemnification from the Manager

ABA shall indemnify and hold harmless Indemnitee, in his or her individual capacity, from and against any cost, asserted claim, liability or expense, including reasonable legal fees (collectively, “Liability”) based upon or arising out of (i) any duty of ABA under the Management  Agreement (including ABA’s failure or omission to perform such duty), and (ii) any liability or claim against Indemnitee arising pursuant to Section 11 of the Securities Act of 1933, as amended, Rule 10b-5 under the Securities Exchange Act of 1934, as amended, and any similar or related federal, state or common law statutes, rules or interpretations. ABA’s indemnification obligations under this Letter Agreement shall be limited to civil and administrative claims or proceedings.

Item 31.

I.	Business and Other Connections of Investment Manager

American Beacon Advisors, Inc. (the “Manager”) offers investment management and administrative services to the Registrant.  It acts in the same capacity to other investment companies, including those listed below.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of American Beacon Advisors, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with American Beacon Advisors, Inc.	Other Substantial Business and Connections

Sonia L. Bates; Asst. Treasurer, Dir. Tax & Financial Reporting
Asst. Treasurer, American Beacon Funds Complex; Asst. Treasurer, Lighthouse Holdings, Inc.; Asst. Treasurer, Lighthouse Holdings Parent, Inc.; Asst. Treasurer, American Private Equity Management, L.L.C.; Asst. Treasurer, Resolute Investment Managers, Inc.

Rosemary K. Behan; Secretary
Secretary, American Beacon Funds Complex; Secretary, Lighthouse Holdings, Inc.; Secretary, Lighthouse Holdings Parent, Inc.; Secretary, American Private Equity Management, L.L.C.; Secretary, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Secretary, Resolute Investment Managers, Inc.

Christopher L. Collins; Director
Manager; APEM, L.L.C.; Director; ABA, Inc.; President and Director; Resolute Investment Managers, Inc.; President and Director; Resolute Acquisition, Inc.; President and Director; Resolute Topco, Inc.; Vice President and Director; Resolute Investment Holdings, LLC.

Stephen C. Dutton; Director
Manager; APEM, L.L.C.; Vice President & Treasurer and Director; Resolute Investment Managers, Inc., Vice President & Treasurer and Director; Resolute Acquisition, Inc., Vice President & Treasurer and Director; Resolute Topco, Inc., Vice President and Director; Resolute Investment Holdings, LLC.

Melinda G. Heika; Treasurer
Treasurer, American Beacon Funds Complex; Treasurer, Lighthouse Holdings, Inc.; Treasurer, Lighthouse Holdings Parent, Inc.; Treasurer, American Private Equity Management, L.L.C.; Director and Treasurer, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Treasurer, Resolute Investment Managers, Inc.

Takashi B. Moriuchi; Director	Manager; APEM, L.L.C.; Director; Resolute Investment Managers, Inc., Director; Resolute Acquisition, Inc., Director; Resolute Topco, Inc., Director; Resolute Investment Holdings, LLC.
Gene L. Needles, Jr.; Director, President and Chief Executive Officer
President, American Beacon Funds Complex; Director, President, Lighthouse Holdings, Inc.; President, Lighthouse Holdings Parent, Inc.; Manager, American Private Equity Management, L.L.C.; President, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Director, Resolute Investment Managers, Inc.; Director, Resolute Acquisition, Inc.; Director, Resolute Topco, Inc., President & CEO, Resolute Investment Holdings, LLC.

Jeffrey K. Ringdahl; Chief Operating Officer
Senior Vice President, American Beacon Funds Complex; Senior Vice President, Lighthouse Holdings, Inc.; Senior Vice President, Lighthouse Holdings Parent, Inc.; Vice President, American Private Equity Management; Director and Vice President, American Beacon Cayman Managed Futures Strategy Fund, Ltd.; Director, Resolute Investment Managers, Inc.; Director, Resolute Acquisition, Inc.; Director, Resolute Topco, Inc., Chief Operating Officer, Resolute Investment Holdings, LLC.

The principal address of the Manager, the American Beacon Institutional Funds Trust, American Private Equity Management, L.L.C., Resolute Investment Holdings, LLC, and Lighthouse Holdings Parent, Inc. is 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

II. Business and Other Connections of Investment Advisers

The investment advisers listed below provide investment advisory services to the Trust.

American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

Aristotle Capital Management, LLP (“Aristotle”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund.  The principal address of Aristotle is 11100 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Aristotle is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Aristotle	Other Substantial Business and Connections
Gary Lisenbee Co-CEO and Co-Chief Investment Officer	Senior Partner – Aristotle Credit Partners, LLC Senior Partner – Aristotle Capital Boston, LLC Senior Partner – Aristotle Atlantic Partners, LLC

Richard Schweitzer Chief Financial Officer & Chief Risk Officer
Senior Partner – Aristotle Credit Partners, LLC
Senior Partner – Aristotle Capital Boston, LLC
Senior Partner – Aristotle Atlantic Partners, LLC
Chief Operating Officer & Chief Financial Officer – MetWest Ventures, LLC
Chief Operating Officer & Chief Financial Officer – MetWest Realty Advisors, LLC
Chief Operating Officer & Chief Financial Officer – MetWest Properties, LLC

Michelle Gosom Chief Compliance Officer	Chief Compliance Office – Aristotle Capital Boston, LLC; Chief Compliance Office – Aristotle Atlantic Partners, LLC

Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund and American Beacon Small Cap Value Fund, which are series of American Beacon Funds.  The principal address of Barrow is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Barrow is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Barrow	Other Substantial Business and Connections
James P. Barrow; President, Secretary, Treasurer, Executive Director, Member Board of Managers	None
J. Ray. Nixon; Executive Director, Member Board of Managers	None
Patricia B. Andrews; Chief Compliance and Risk Officer, Managing Director	None
John S. Williams; Managing Director	None
Linda T. Gibson; Member Board of Managers	OMAM, Inc., Executive Vice President and Head of Global Distribution
Aidan J. Riordan; Member Board of Managers	OMAM, Inc., Executive Vice President and Head of Affiliate Management

Brandywine Global Investment Management, LLC (“Brandywine”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund,

as well as American Beacon Flexible Bond Fund, American Beacon Balanced Fund, American Beacon Large Cap Value Fund, and American Beacon Small Cap Value Fund, which are series of American Beacon Funds.  The principal address of Brandywine is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Brandywine is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Brandywine	Other Substantial Business and Connections
David F. Hoffman; Senior Managing Director	None
Mark P. Glassman; Chief Administrative Officer	None
Patrick S. Kaser; Managing Director	None
Paul R. Lesutis; Senior Managing Director	None
Henry F. Otto; Senior Managing Director	None
Stephen S. Smith; Senior Managing Director	None
Adam B. Spector; Managing Director	None
Steven M. Tonkovich; Senior Managing Director	None
Thomas C. Merchant; Secretary	None
Beth O’Malley; Assistant Secretary	None
Melissa A. Warren; Assistant Secretary	None

Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, and American Beacon Small Cap Value Fund, which are series of American Beacon Funds.  The principal address of Hotchkis is 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017-5439.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Hotchkis is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Hotchkis	Other Substantial Business and Connections
George H. Davis; Chief Executive Officer and Executive Committee Member	Trustee of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
James E. Menvielle; Chief Financial Officer	Vice President and Treasurer of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
Anna Marie S. Lopez; Chief Operating Officer	President of the Hotchkis & Wiley Funds and Director of Hotchkis & Wiley Ltd.
Tina H. Kodama; Chief Compliance Officer	Vice President and Chief Compliance Officer of the Hotchkis & Wiley Funds

Sheldon J. Lieberman; Executive Committee Member	None
C. Nigel Hurst-Brown; Executive Committee Member	Chief Executive and Director of Hotchkis and Wiley ltd.
Douglas H. Martin; Executive Committee Member	Senior Managing Director of Stephens Inc. and Board of Director of Conns, Inc.

Lazard Asset Management, LLC (“Lazard”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon International Equity Fund, which is a series of American Beacon Funds.  The principal address of Lazard is 30 Rockefeller Plaza, 55th Floor, New York, NY 10112.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Lazard is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Lazard	Other Substantial Business and Connections
Ashish Bhutani; Director, CEO	Vice Chairman, Lazard Ltd.
Gerard B. Mazzari; COO	Chief Financial Officer, Lazard Asset Management Securities, LLC
Nathan A. Paul; General Counsel	Chief Legal Officer of Lazard Asset Management Securities, LLC
Mark R. Anderson; Chief Compliance Officer	Chief Compliance Officer of the Lazard Mutual Funds and Lazard Asset Management Securities, LLC
Kenneth M. Jacobs; Director	None
Alexander F. Stern; Director	None
Charles Carroll; Deputy Chairman	Chief Executive Officer of Lazard Asset Management Securities, LLC
Andrew Lacey; Deputy Chairman	None
John Reinsberg; Deputy Chairman	None
Robert P. DeConcini; Chairman	None
Andreas Huebner; Senior Managing Director	None
Robert Prugue; Senior Managing Director	None
Bill Smith; Senior Managing Director	None

Templeton Investment Counsel, LLC (“Templeton”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon International Equity Fund, which is a series of American Beacon Funds.  The principal address of Templeton is 300 Southeast 2nd Street, Ft. Lauderdale, FL 33301.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of Templeton is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with Templeton	Other Substantial Business and Connections
Donald F. Reed; Chief Executive Officer and Chairman	None
Cynthia L. Sweeting; President/Director of Portfolio Management for the Templeton Global Equity Group	None
Antonio T. Docal; Executive Vice President and Portfolio Manager	None
Peter A. Nori; Executive Vice President and Portfolio Manager	None
Craig S. Tyle; Chief Legal Officer	None
Mark L. Constant; Treasurer	None
Michael J. D’Agrosa; Chief Compliance Officer	None
Gregory E. McGowan; Executive Vice President	None
Madison S. Gulley; Executive Vice President	None

Information as to the officers and directors of each of the above investment advisers may also be included in that adviser’s current Form ADV filed with the SEC and is incorporated by reference herein.

Item 32.           Principal Underwriter

Not applicable.

Item 33.          Location of Accounts and Records

The books and other documents required by Section 31(a) under the Investment Company Act of 1940 are maintained in the physical possession of 1) the Trust’s custodian and fund accounting agent at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110; 2) the Manager at American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039; 3) the Trust’s transfer agent, Boston Financial Data Services, 330 West 9th St., Kansas City, Missouri 64105; 4) Mastercraft, 3021 Wichita Court, Fort Worth, Texas 76140; or 5) the Trust’s investment advisers at the addresses listed in Item 31 above.

Item 34.           Management Services

Not applicable.

Item 35.            Undertakings

Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 2 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and the State of Texas, on June 14, 2017.

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By:	/s/ Gene L. Needles, Jr.
President

EXHIBIT INDEX

Type:	Description:
Other Exhibit
Powers of Attorney for Trustees of American Beacon Funds, American Beacon Select Funds and American Beacon Institutional Funds Trust dated February 28, 2017